Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of Transamerica Series Trust:

In planning and performing our audits of the financial statements of Transamerica Series Trust (the "Trust")
(comprising, respectively, Transamerica AB Dynamic
Allocation VP, Transamerica Aegon Government
Money Market VP, Transamerica Aegon High Yield
Bond VP, Transamerica Aegon U.S. Government
Securities VP, Transamerica American Funds Managed
Risk VP, Transamerica Asset Allocation -
Conservative VP, Transamerica Asset Allocation -
Growth VP, Transamerica Asset Allocation - Moderate
Growth VP, Transamerica Asset Allocation - Moderate
VP, Transamerica Barrow Hanley Dividend Focused
VP, Transamerica BlackRock Equity Smart Beta 100
VP, Transamerica BlackRock Global Allocation
Managed Risk - Balanced VP, Transamerica
BlackRock Global Allocation Managed Risk - Growth
VP, Transamerica BlackRock Global Allocation VP,
Transamerica BlackRock Smart Beta 50 VP,
Transamerica BlackRock Smart Beta 75 VP,
Transamerica BlackRock Tactical Allocation VP,
Transamerica Clarion Global Real Estate Securities VP,
Transamerica International Equity Index VP,
Transamerica International Moderate Growth VP,
Transamerica Janus Balanced VP, Transamerica Janus
Mid-Cap Growth VP, Transamerica Jennison Growth
VP, Transamerica JPMorgan Core Bond VP,
Transamerica JPMorgan Enhanced Index VP,
Transamerica JPMorgan Mid Cap Value VP,
Transamerica JPMorgan Tactical Allocation VP,
Transamerica Legg Mason Dynamic Allocation -
Balanced VP, Transamerica Legg Mason Dynamic
Allocation - Growth VP, Transamerica Levin Large
Cap Value VP, Transamerica Madison Balanced
Allocation VP, Transamerica Madison Conservative
Allocation VP, Transamerica Madison Diversified
Income VP, Transamerica Managed Risk - Balanced
ETF VP, Transamerica Managed Risk - Conservative
ETF VP, Transamerica Managed Risk - Growth ETF
VP, Transamerica Market Participation Strategy VP,
Transamerica MFS International Equity VP,
Transamerica Morgan Stanley Capital Growth VP,
Transamerica Multi-Managed Balanced VP,
Transamerica Multi-Manager Alternative Strategies
VP, Transamerica PIMCO Tactical - Balanced VP,
Transamerica PIMCO Tactical - Conservative VP,
Transamerica PIMCO Tactical - Growth VP,
Transamerica PIMCO Total Return VP, Transamerica
PineBridge Inflation Opportunities VP, Transamerica
ProFund UltraBear VP, Transamerica QS Investors
Active Asset Allocation - Conservative VP,
Transamerica QS Investors Active Asset Allocation -
Moderate Growth VP, Transamerica QS Investors
Active Asset Allocation - Moderate VP, Transamerica
Small/Mid Cap Value VP, Transamerica T. Rowe Price
Small Cap VP, Transamerica US Equity Index VP,
Transamerica Torray Concentrated Growth VP,
Transamerica TS&W International Equity VP,
Transamerica WMC US Growth VP and Transamerica
WMC US Growth II VP) (collectively, the "Funds") as of and for the year (or period) ended December 31, 2017, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


		/s/ Ernst & Young LLP

Boston, Massachusetts
February 26, 2018